SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 7, 2012 (May 1, 2012)

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4927 Calloway Drive
Bakersfield, California 93312
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

As previously reported, on April 3, 2012, Mr. G. Thomas Gamble, through a related trust (the “Gamble Trust”), loaned Tri-Valley Corporation (the “Company”) $1,500,000, bearing simple interest at 14% per annum and due on April 30, 2013 (the “Additional Note”), on the express condition that the Company’s obligations under the Additional Note would be secured by the same collateral that currently secures the Senior Secured Note issued to the Gamble Trust on March 30, 2012.  A summary of such collateral was set forth in the Company’s Current Report on Form 8-K dated April 5, 2012 (the “April 5 Form 8-K”), which summary is incorporated herein by this reference.

On May 4, 2012, the Company and the Gamble Trust entered into a Senior Secured Note and Warrant Purchase Agreement (the “Purchase Agreement”), pursuant to which the parties replaced the Additional Note with a new Senior Secured Note (the “Secured Note”) in aggregate principal amount of $1,500,000, due April 30, 2013, plus a Warrant to purchase 1,365,000 shares of Common Stock, at an exercise price equal to $0.10 per share (which is equal to the closing price of the common stock on May 3, 2012, the last trading day prior to issuance, plus $0.01).  The Warrant is exercisable for a period of five (5) years from the closing date of the transaction.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement, dated May 4, 2012, with the Gamble Trust, as amended by side letter, pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”) within 30 days after the receipt of written notice from the Gamble Trust requesting registration of the resale of the shares of Common Stock issuable upon exercise of the Warrant.

As indicated above, the Company’s obligations under the Secured Note are secured by, among other things, a pledge by the Company of its equity interest in its two wholly owned subsidiaries, Tri-Valley Oil & Gas Co. (“TVOG”) and Select Resources Corporation, Inc. (“Select Resources”).  Such subsidiaries are also guarantors of the Company’s obligations under the Secured Note, secured by a Deed of Trust providing for, among other things, the grant by TVOG of a security interest in the “Mortgaged Property” described therein, including the Claflin property, but not including any oil and gas leases relating to the Pleasant Valley Oil Sands Project.

As described in the April 5 Form 8-K, in connection with the senior secured debt financing transaction that closed on March 30, 2012, TVOG also assigned to the Gamble Trust, in perpetuity, (i) 2.0% of its overriding royalty interests on the Claflin lease, (ii) 1.0% of its overriding royalty interests with respect to all of the other leases (besides the Claflin lease) described on Exhibit A to the Assignment of Overriding Royalty Interest, dated as of March 30, 2012, and (iii) 1.0% of its overriding royalty interests on any other currently held or hereafter acquired lease within the area of mutual interest specified therein.  On May 1, 2012, the parties terminated the side letter dated April 3, 2012, regarding payment deferral of accrued overriding royalties, with such termination being retroactive to April 3, 2012.  As such, the overriding royalty interest payable under each lease is due when earned, subject to the terms and condition of each lease.

The foregoing description of the loan transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, Secured Note, Warrant, Registration Rights Agreement, side letter regarding registration deferral, Guaranty Agreement, Amendment and Modification of Deed of Trust, Modification of Transaction Documents, and side letter regarding termination of overriding royalty payment deferral, copies of which are attached hereto as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7, respectively, and are incorporated herein by reference.  The foregoing documents have been attached to provide investors with information regarding their terms.  They are not intended to provide any other factual information about the Company or the Gamble Trust.  In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement, as qualified as provided for therein, were used for the purpose of allocating risk between the Company and the Gamble Trust rather than necessarily establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company or the Gamble Trust.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information relating to the Senior Secured Note and Warrant Purchase Agreement dated March 30, 2012 (the “First Purchase Agreement”) described in the Company’s April 5 Form 8-K, and the information contained in Item 1.01 above relating to the Senior Secured Note and Warrant Purchase Agreement dated May 4, 2012 (the “Additional Purchase Agreement”), are incorporated by reference into this Item 2.04.

Certain events of default have occurred under the First Purchase Agreement, including, among other things, the Company’s (i) non-payment of accrued interest due and payable for the month of April 2012 under the Senior Secured Note issued on March 30, 2012, which was due by no later than May 3, 2012; (ii) non-payment of reasonable costs and expenses incurred by the Gamble Trust in connection with the transactions contemplated by the March 30 transaction documents, including reasonable legal fees and disbursements in connection therewith; and (iii) being unable to pay debts as such debts become due.  An event of default under the First Purchase Agreement also constitutes an event of default under the Additional Purchase Agreement.  The total outstanding obligations owed by the Company under the March 30 and May 4 loan documents are $4,798,310 in principal amount, plus an additional $178,174 in accrued but unpaid interest and fees, in the aggregate.

The Gamble Trust has reserved all of its available rights and remedies as a result of the events of default, including the right to declare the entire advanced but unpaid balance of the Senior Secured Notes, and interest accrued thereon, and all other obligations of the Company, immediately due and payable, as well as, the right to exercise any other right or remedy available under any of the March 30 and May 4 transaction documents, or under applicable laws.

Item 3.02        Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above with respect to the issuance of the Senior Secured Note and Warrant is incorporated by this reference into this Item 3.02.  The securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.  The Purchase Agreement executed in connection therewith contains representations to support the Company’s reasonable belief that, among other things, the Gamble Trust had access to information concerning its operations and financial condition, that the Gamble Trust acquired the securities for its own account and not with a view to the distribution thereof, and that the Gamble Trust is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.  The securities described in Item 1.01 above are deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.  Accordingly, such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01        Regulation FD Disclosure.

On May 7, 2012, the Company distributed a newsletter to the partners of TVC OPUS 1 Drilling Program, L.P. (“OPUS”), a Delaware limited partnership of which the Company is managing partner, to, among other things, provide a status update on the proposed OPUS restructuring and settlement transaction, including an update of certain background information on the alleged claims that the parties are seeking to resolve as part of the settlement.  The newsletter is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibit

4.1	Senior Secured Note issued to the Gamble Trust on May 4, 2012.

4.2	Warrant to Purchase Common Stock issued to the Gamble Trust on May 4, 2012.

10.1	Senior Secured Note and Warrant Purchase Agreement, dated as of May 4, 2012, by and between Tri-Valley Corporation and the Gamble Trust.

10.2	Registration Rights Agreement, dated as of May 4, 2012, by and between Tri-Valley Corporation and the Gamble Trust.

10.3	Side letter regarding registration deferral, dated May 4, 2012, by and between Tri-Valley Corporation and the Gamble Trust.

10.4	Guaranty Agreement, dated as of May 4, 2012, executed by Tri-Valley Oil & Gas Co. and Select Resources Corporation, Inc. in favor of the Gamble Trust.

10.5
Amendment and Modification of Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing, and Financing Statement, dated as of May 4, 2012, executed by Tri-Valley Oil & Gas Co. in favor of the Gamble Trust.

10.6	Modification of Transaction Documents, dated as of May 4, 2012, between Tri-Valley Corporation and the Gamble Trust.

10.7
Side letter regarding termination of payment deferral of accrued overriding royalties, dated as of May 1, 2012, executed by Tri-Valley Corporation and Tri-Valley Oil & Gas Co. in favor of the Gamble Trust.

99.1	TVC OPUS 1 Drilling Program, L.P. Newsletter, distributed on May 7, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2012	TRI-VALLEY CORPORATION /s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Senior Secured Note issued to the Gamble Trust on May 4, 2012.

4.2	Warrant to Purchase Common Stock issued to the Gamble Trust on May 4, 2012.

10.1	Senior Secured Note and Warrant Purchase Agreement, dated as of May 4, 2012, by and between Tri-Valley Corporation and the Gamble Trust.

10.2	Registration Rights Agreement, dated as of May 4, 2012, by and between Tri-Valley Corporation and the Gamble Trust.

10.3	Side letter regarding registration deferral, dated May 4, 2012, by and between Tri-Valley Corporation and the Gamble Trust.

10.4	Guaranty Agreement, dated as of May 4, 2012, executed by Tri-Valley Oil & Gas Co. and Select Resources Corporation, Inc. in favor of the Gamble Trust.

10.5
Amendment and Modification of Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing, and Financing Statement, dated as of May 4, 2012, executed by Tri-Valley Oil & Gas Co. in favor of the Gamble Trust.

10.6	Modification of Transaction Documents, dated as of May 4, 2012, between Tri-Valley Corporation and the Gamble Trust.

10.7
Side letter regarding termination of payment deferral of accrued overriding royalties, dated as of May 1, 2012, executed by Tri-Valley Corporation and Tri-Valley Oil & Gas Co. in favor of the Gamble Trust.

99.1	TVC OPUS 1 Drilling Program, L.P. Newsletter, distributed on May 7, 2012.